UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2013

Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (713) 332-8400

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
        Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2013, Cliff Haigler resigned as Principal Accounting Officer and Director of Financial Reporting and Accounting of Carriage Services, Inc. (the “Company”).
Effective May 28, 2013, Viki K. Blinderman, Chief Accounting Officer, Principal Accounting Officer & Controller of the Company, will replace Mr. Haigler as the Company's principal accounting officer. Ms. Blinderman, age 44, has served as the Chief Accounting Officer of the Company since 2012 and as the Controller of the Company since 2008 and prior to that, from 2005 to 2008, as the Assistant Controller. Ms. Blinderman also served as the Company's principal financial officer and principal accounting officer on an interim basis during 2012. Ms. Blinderman has not entered into any material agreement (and no such agreements have been modified) in connection with her appointment.
There are no family relationships among Ms. Blinderman and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Ms. Blinderman that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 28, 2013	By:	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer